Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-201879 on Form S-4 of Pacific Ethanol, Inc. of our report dated March 4, 2015, relating to our audits of the consolidated financial statements of Aventine Renewable Energy Holdings, Inc., appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Joint Proxy Statement/Prospectus.

/s/ McGladrey LLP

Des Moines, Iowa

April 2, 2015